UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

ATAIBECKLEY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AtaiBeckley All-Team Email

To: All Team Members
From: Srinivas Rao, M.D., Ph.D., Co-Founder and Chief Executive Officer
Subject: An Important Update on the Future of AtaiBeckley
Send Date: July 16, 2026

Team,

Since our founding, we have been guided by a clear vision: to transform patient outcomes by developing rapid-acting, durable, and convenient treatments for the millions of people living with serious mental health conditions. Thanks to each of you, we have built something remarkable, a company and a pipeline of novel psychedelic-based neuroplastogens, led by BPL-003, that is well positioned to deliver on that vision.

Just moments ago, we announced (link) that AtaiBeckley is taking the next step in our journey. We have entered into a definitive agreement to be acquired by Eli Lilly and Company (“Lilly”). This transaction marks a significant milestone for us and underscores the strength of our differentiated portfolio, the clinical data supporting BPL-003, and the momentum across our pipeline. It also creates compelling, certain value for our shareholders and employees today, with additional potential upside through the CVRs.

As we have advanced our programs through development, our decisions have remained grounded in a fundamental belief: the most important thing we can do is get BPL-003 and the other therapies in our pipeline to as many patients as possible, as quickly as possible. Our commitment to that goal was the driving force behind our decision to enter into this agreement with Lilly.

Lilly is a global leader in pharmaceutical innovation. BPL-003 and our differentiated pipeline broadens Lilly's neuroscience portfolio as it builds the next era of brain health, backed by the scale, manufacturing, and global commercial reach to bring innovative medicines to millions of patients. Combining our pipeline with Lilly's scale, resources and experience will potentially help us to reach more patients around the world, faster. I am confident this is the right way forward for AtaiBeckley and our stakeholders.

In terms of what this means for you, today's announcement is only the first step in the process to bring our companies together. Our mission remains the same and, for both companies, it is business as usual. We should all continue to do what we do best: move with urgency, execute with excellence, and deliver for patients.

A few key points:

•
Timing and next steps: The transaction will be completed through a merger that requires approval by AtaiBeckley stockholders. Until then, AtaiBeckley and Lilly remain separate companies and will continue to operate independently.

•
Town hall: Please join us for an All-Hands call today, Thursday, July 16 at 9:00 AM ET to share more details. A calendar invitation will follow shortly, and a set of FAQs is attached to answer questions that are likely top of mind. Please keep sending us your questions; they help us support each other through this transition.

Speaking with one voice:

Announcements like this draw attention, so it is important that we speak with one voice:

•	Do not respond to external inquiries. Forward all investor or media inquiries to our Head of Investor Relations and Corporate Communications, Jason Awe, at [***].

•	Do not post or comment about the transaction on social media or external forums. You may like or repost the company's posts without adding any comments of your own.

Please take a moment today to reflect on what we have accomplished together. Building a company capable of taking this step, with a partner like Lilly, happened because of you and our shared belief that people living with serious mental health conditions deserve far better than the status quo. Thank you for believing in our mission and for refusing to stop at “good enough.”

This is the beginning of an exciting new chapter. Let's keep supporting each other and our patients as we move forward, together.

Srini

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information about the Acquisition and Where to Find It

AtaiBeckley plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the agreement and plan of merger (the “Merger Agreement”) relating to Lilly’s proposed acquisition of AtaiBeckley (the “Merger”). Promptly after filing the definitive Proxy Statement with the SEC, AtaiBeckley will mail the definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. Stockholders are urged to read the proxy statement (including any amendments or supplements thereto) and any other relevant documents that AtaiBeckley will file with the SEC when they become available because they will contain important information. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by AtaiBeckley with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of AtaiBeckley’s definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by AtaiBeckley with the SEC in connection with the Merger will also be available, free of charge, at AtaiBeckley’s investor relations website (https://ir.ataibeckley.com), or by writing to AtaiBeckley Inc., Attention: Investor Relations, 250 West 34th Street, New York, NY 10119.

Participants in the Solicitation

Under SEC rules, AtaiBeckley and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Merger. Information about the directors and executive officers of AtaiBeckley and their ownership of AtaiBeckley’s common stock is set forth in the definitive proxy statement for AtaiBeckley’s 2026 Annual Meeting of Stockholders (the “2026 Proxy Statement”), which was filed with the SEC on April 22, 2026, including the sections captioned “Director Compensation,” “Executive Employment Agreements” and “Security Ownership of Certain Beneficial Owners and Management,” or its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 6, 2026, and in other documents filed by AtaiBeckley with the SEC. To the extent holdings of such participants in AtaiBeckley’s securities have changed since the amounts described in the 2026 Proxy Statement, such changes have been reflected on Forms 3 or Forms 4 filed with the SEC by AtaiBeckley’s directors and executive officers. These documents can be obtained free of charge from the sources indicated below. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Merger when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding: the Merger; the prospective benefits of the Merger; the parties’ ability to satisfy the conditions to the consummation of the Merger and the expected timetable for the Merger; the anticipated occurrence, manner and timing of the closing of the Merger; potential milestone payment amounts and terms pursuant to the contingent value rights (the “CVRs”); AtaiBeckley’s product candidates and ongoing clinical and preclinical development; Lilly’s development of programs targeting treatment-resistant depression and mental health conditions; and the accounting treatment of the potential acquisition under GAAP and its potential impact on Lilly’s financial results and financial guidance. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that AtaiBeckley’s shareholders may not approve the adoption of the Merger Agreement; AtaiBeckley’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Merger; a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; the closing of the Merger might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; the effect of the Merger and the public announcement of the Merger on AtaiBeckley’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; Lilly’s ability to successfully integrate AtaiBeckley and execute on the continued development of AtaiBeckley’s programs following the closing of the Merger; that all or any of the potential milestone payments pursuant to the CVRs will become payable on the terms described herein or at all; the outcome of any legal proceedings that could be instituted against the parties to the Merger; the risks inherent in drug research, development and commercialization; disruption in AtaiBeckley’s plans and operations attributable to the Merger; changes in AtaiBeckley’s business during the period between announcement and closing of the Merger; Lilly’s evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance; the effects of the Merger (or the announcement thereof) on AtaiBeckley’s stock price; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see Lilly’s and AtaiBeckley’s periodic reports filed with the SEC. There can be no assurance that the Merger will in fact be consummated. All forward-looking statements in this communication are based on information available to Lilly and AtaiBeckley as of the date of this communication. Lilly and AtaiBeckley each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.